UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2011
Getty Realty Corp.
(Exact name of registrant as specified in charter)

Maryland	001-13777	11-3412575

(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

125 Jericho Turnpike, Suite 103 Jericho, New York	11753

(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code: (516) 478-5400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02. Results of Operations and Financial Condition
     On January 18, 2011, Getty Realty Corp. provided its preliminary estimates of select financial data for the quarter and year ended December 31, 2010. Getty estimates, when finally determined, the Company’s diluted net earnings per share for the quarter ended December 31, 2010 to be in a range of $0.40 to $0.43, amounting to a reduction in net earnings in the range of approximately $0.02 to $0.05 per share as compared to its third quarter results. Getty estimates diluted funds from operations, or FFO, per share for the quarter ended December 31, 2010 to be in the range of $0.48 to $0.51 and diluted adjusted funds from operations, or AFFO, per share for the quarter to be in the range of $0.46 to $0.49.
     Getty estimates, when finally determined, the Company’s diluted net earnings per share for the year ended December 31, 2010 to be in a range of $1.83 to $1.86. Getty estimates diluted funds from operations, or FFO, per share for the year ended December 31, 2010 to be to be in the range of $2.12 to $2.15 and diluted adjusted funds from operations, or AFFO, per share for the year to be in the range of $2.06 to $2.09.
     FFO and AFFO are supplemental non-GAAP measures of the performance of real estate investment trusts and are defined and reconciled below.
     The estimated reduction in net earnings, FFO and AFFO as compared to last quarter are attributable to increases in aggregate expenses. Environmental litigation expenses, including legal fees and provisions for environmental litigation losses, increased by approximately $0.8 million to $1.1 million in the fourth quarter as compared to $0.3 million recorded for the third quarter of 2010. The increase in environmental litigation expenses was primarily due to higher litigation loss reserves. Employee compensation and benefits expenses increased by approximately $0.3 million primarily due to the accrual of incentive compensation expense recorded in the fourth quarter and, to a lesser extent, an increase in salary expense due to an increase in the number of employees. General and administrative expenses also increased by approximately $0.1 million due to professional fees incurred related to the acquisition of properties completed in January 2011.
GETTY REALTY CORP. AND SUBSIDIARIES
RECONCILIATION OF DILUTED
PER SHARE NET EARNINGS TO
FUNDS FROM OPERATIONS AND
ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended			Year ended
	December 31, 2010			December 31, 2010
	Range or Value			Range or Value

Net earnings per diluted share	$0.40	to	$0.43	$1.83	to	$1.86

Depreciation and amortization of real estate assets	0.08		0.08	0.35		0.35
Gains from dispositions of real estate	—		—	(0.06)		(0.06)

Funds from operations per diluted share	0.48	to	0.51	2.12	to	2.15
Revenue recognition adjustments	(0.02)		(0.02)	(0.06)		(0.06)

Adjusted funds from operations per diluted share	$0.46	to	$0.49	$2.06	to	$2.09

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), Getty also focuses on funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, (including such non-FFO items reported in discontinued operations), extraordinary items and cumulative effect of accounting change. Other REITs may use definitions of FFO and/or AFFO that are different than Getty’s and, accordingly, may not be comparable.
Getty believes that FFO and AFFO are helpful to investors in measuring its performance because both FFO and AFFO exclude various items included in GAAP net earnings that do not relate to, or are not indicative of, Getty’s fundamental operating performance. FFO excludes various items such as gains or losses from property dispositions and depreciation and amortization of real estate assets. In Getty’s case, however, GAAP net earnings and FFO typically include the impact of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases and income recognized from direct financing leases on its recognition of revenues from rental properties (collectively the “Revenue Recognition Adjustments”), as offset by the impact of related collection reserves. GAAP net earnings and FFO from time to time may also include impairment charges and/or income tax benefits. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with its tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases are recognized on a straight-line (or an average) basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease term using the effective interest method which produces a constant periodic rate of return on the net investment in the leased property. Impairment of long-lived assets represents charges taken to write-down real estate assets to fair value estimated when events or changes in circumstances indicate that the carrying amount of the property may not be recoverable. In prior periods, income tax benefits have been recognized due to the elimination of, or a net reduction in, amounts accrued for uncertain tax positions related to being taxed as a C-corp., rather than as a REIT, prior to 2001.
Getty pays particular attention to AFFO, a supplemental non-GAAP performance measure that Getty defines as FFO less Revenue Recognition Adjustments, impairment charges and income tax benefit. In Getty’s view, AFFO provides a more accurate depiction than FFO of Getty’s fundamental operating performance related to (i) the impact of scheduled rent increases from operating leases; (ii) rental revenue from acquired in-place leases; (iii) the impact of rent due from direct financing leases, (iv) Getty’s rental operating expenses (exclusive of impairment charges); and (v) Getty’s election to be treated as a REIT under the federal income tax laws beginning in 2001. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity.
     Getty Realty Corp. is the largest publicly-traded real estate investment trust in the United States specializing in ownership and leasing of convenience store/gas station properties and petroleum distribution terminals. The Company owns and leases approximately 1,110 properties nationwide.
     THE FOREGOING INFORMATION AND ESTIMATES AND CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS.
     YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE ESTIMATES BECAUSE THEY MAY PROVE TO BE MATERIALLY INACCURATE. THE PRELIMINARY FINANCIAL DATA INCLUDED IN THIS REPORT HAS BEEN PREPARED BY, AND IS THE RESPONSIBILITY OF, OUR MANAGEMENT. OUR INDEPENDENT AUDITORS HAVE NOT AUDITED, REVIEWED, COMPILED OR PERFORMED ANY PROCEDURES WITH RESPECT TO THE FOREGOING PRELIMINARY FINANCIAL DATA. ACCORDINGLY, OUR INDEPENDENT AUDITORS HAVE NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO. THE FOREGOING INFORMATION AND ESTIMATES ARE SUBJECT TO REVISION AS WE PREPARE OUR FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2010, INCLUDING ALL DISCLOSURES REQUIRED BY GAAP, AND AS OUR AUDITORS CONDUCT THEIR AUDIT OF THESE FINANCIAL STATEMENTS. WHILE WE BELIEVE THAT SUCH INFORMATION AND ESTIMATES ARE BASED ON REASONABLE ASSUMPTIONS, OUR ACTUAL RESULTS MAY VARY, AND SUCH VARIATIONS MAY BE MATERIAL. FACTORS THAT COULD CAUSE THE PRELIMINARY INFORMATION AND ESTIMATES TO DIFFER INCLUDE, BUT ARE NOT LIMITED TO: (I) ADDITIONAL ADJUSTMENTS IN THE CALCULATION OF, OR APPLICATION OF ACCOUNTING PRINCIPLES FOR, THE FINANCIAL RESULTS FOR THE YEAR ENDED DECEMBER 31, 2010, (II) DISCOVERY OF NEW INFORMATION THAT IMPACTS VALUATION METHODOLOGIES UNDERLYING THESE RESULTS, AND (III) ACCOUNTING CHANGES REQUIRED BY GAAP.
     INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.
     The information contained in Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY REALTY CORP.
Date: January 18, 2011	By:	/s/ Thomas J. Stirnweis
Thomas J. Stirnweis
Vice President, Treasurer and Chief Financial Officer